Exhibit 99.3

CHINA GROWTH CORPORATION
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Summary of Transaction and Basis of Presentation

On December 15, 2010, China Growth Corporation(“China Growth” or the “Company”), a Cayman Islands company  entered into a share exchange agreement (the “Exchange Agreement”) with Wealth Environmental Protection Group (“Wealth”), a British Virgin Islands company and shareholders of Wealth Environmental Protection (“Wealth Environmental Protection Shareholders”).  Wealth is a private company incorporated under the laws of British Virgin Islands. Wealth owns 100% of the issued and outstanding capital stock of Wealth Environmental Technology Holding Ltd. (“Wealth Technology”), a company incorporated under the laws of Hong Kong, which holds all of the issued and outstanding capital stock of Jiangmen Huiyuan Environmental Protection Technology Consultancy Co., Ltd (“Huiyuan”), a wholly foreign owned enterprise incorporated under the laws of the People’s Republic of China.

Pursuant to the terms of the Exchange Agreement, Wealth Environmental Protection Shareholders transferred to the Company all of the issued and outstanding ordinary shares, a total of 7,000 shares, of Wealth Environmental Protection in exchange for the issuance of a total of 24,956,875 ordinary shares, par value $0.000128 per share, or 94.6% of the ordinary shares of the Company issued and outstanding after the Closing.

The unaudited pro forma consolidated financial statements of the Company in the opinion of management include all material adjustments directly attributable to the aforementioned share exchanges contemplated by the agreements.  The unaudited pro forma consolidated balance sheet reflects the financial position of the company had the share exchange occurred on September 30, 2010.  The unaudited pro forma consolidated statements of income (loss) and comprehensive income (loss) were prepared as if the transaction was consummated on the beginning of the reporting periods.

These pro forma unaudited combined financial statements should be read in conjunction with the Registrant's historical financial statements and notes thereto and the consolidated financial statements of Huiyuan and its variable interest entity, Jiangmen Wealth Water Purifying Agent Company, Ltd. (“Wealth Water”) and Wealth Water’s wholly-owned and majority-owned subsidiaries, included elsewhere in this report.  These unaudited pro forma consolidated financial statements have been prepared for comparative purposes only and do not purport to be indicative of the results of operations which actually would have resulted had the transaction occurred on the date indicated and are not necessarily indicative of the results that may be expected in the future.

Proforma Earnings per Share

The pro forma basic and dilutive net income per share is based on the weighted average number of shares of pro forma China Growth as if the shares issued to acquire Wealth had taken place at the beginning of each of the reporting periods.

CHINA GROWTH CORPORATION
UNAUDITED PROFORMA CONDENSED COMBINED BALANCE SHEET

	China Growth	Wealth
	as of	as of
	September 30,	September 30,	Pro Forma		Pro Forma
	2010	2010 (4)	Adjustments		Combined
ASSETS:
Current assets:
Cash and cash equivalent	$1,426	$25,839,474	$-		$25,840,900
Note payable	500,000	-	(500,000)	(4)	-
Accounts receivable	-	1,431,175	-		1,431,175
Inventories	-	816,543	-		816,543
Other current assets	10,613	250,898	-		261,511
Total current assets	512,039	28,338,090	(500,000)		28,350,129

Property, equipment and improvement, net	-	6,162,108	-		6,162,108
Land use rights, net	-	1,888,212	-		1,888,212
Mining rights, net	-	7,209,296	-		7,209,296
Total Assets	$512,039	$43,597,706	$(500,000)		$43,609,745

LIABILITIES AND SHAREHOLDERS' EQUITY:
Current liabilities:
Convertible notes payable, net	-	$125,000	$-		125,000
Note payable to affiliate	500,000	-	(500,000)	(4)	-
Payable to related parties	12,876	250,000	-		262,876
Accounts payable	1,302	1,528,257	-		1,529,559
Accrued interest payable	10,617	10,347	-		20,964
Accrued expense	-	187,404	-		187,404
Value added taxes payable	-	361,676	-		361,676
Other taxes payable	-	87,457	-		87,457
Income tax payable	-	1,653,105	-		1,653,105
Total current liabilities	524,795	4,203,246	$(500,000)		4,228,041

Shareholders' equity (deficit):
Preference shares	-	-			-
Ordinary shares	128	7,000	(4,760)	(1)	2,368
Additional paid-in capital	6,597	15,584,052	(14,721)	(3)	15,575,928
Subscription receivable	-	(7,000)	-		(7,000)
Accumulated other comprehensive income	-	4,085,940	-		4,085,940
Retained earnings	(19,481)	19,724,468	19,481	(2)	19,724,468
Total shareholders' equity (deficit)	(12,756)	39,394,460	-		39,381,704
Total liabilities and shareholders' equity	$512,039	$43,597,706	$(500,000)		$43,609,745

(1)	Issuance of 17,500,000 ordinary shares of China Growth in exchange of the ownership of the 7,000 ordinary shares of Wealth
(2)	Elimination of the accumulated deficit of China Growth, the accounting acquiree.
(3)	Net effects of notes (1) and (2)
(4)	Intercompany loans
(5)	Includes the accounts of Wealth's wholly owned and majorly owned subsidiaries and its variable interest entities.

CHINA GROWTH CORPORATION
UNAUDITED PROFORMA CONDENSED COMBINED STATEMENT OF INCOME (LOSS) AND COMPREHENSIVE INCOME (LOSS)

	China Growth	Wealth
	For the Three Months	For the Nine Months
	Ended September 30,	Ended September 30,	Pro Forma	Pro Forma
	2010	2010 (1)	Adjustments	Combined

Revenue, net of sales discount	$-	$36,024,913	-	$36,024,913
Cost of revenue	-	18,548,682	-	18,548,682
Gross profit	-	17,476,231	-	17,476,231

Operating expense:
Selling and marketing	-	1,133,482	-	1,133,482
General and administrative	1,006	2,120,472	-	2,121,478
Total operating expenses	1,006	3,253,954	-	3,254,960

Income (loss) from operations	(1,006)	14,222,277	-	14,221,271

Other income (expenses):
Intrest income	-	45,411	-	45,411
Interest expense	-	(135,347)	-	(135,347)
Total other expenses	-	(89,936)	-	(89,936)

Income before provision for income taxes	(1,006)	14,132,341	-	14,131,335

Provision for income taxes	-	3,535,196	-	3,535,196

Net income	(1,006)	10,597,145	-	10,596,139

Other comprehensive income-
Foreign currency translation adjustments	-	794,237	-	794,237

Comprehensive income (loss)	$(1,006)	$11,391,382	$-	$11,390,376

Weighted average number of shares outstanding -
basic and diluted	998,275	7,000	17,493,000	18,498,275

Net (loss) income per common share - basic and diluted	$-	$1,627.34		$0.62

(1)	Includes the accounts of Wealth's wholly owned subsidiaries and its variable interest entity, Wealth Water, and Wealth Water's wholly owned and major owned subsidiaries.

CHINA GROWTH CORPORATION
UNAUDITED PROFORMA COMBINED STATEMENT OF INCOME (LOSS) AND COMPREHENSIVE INCOME (LOSS)

	China Growth	Wealth
	For the Year Ended	For the Year Ended
	December 31,	December 31,	Pro Forma	Pro Forma
	2009	2009 (1)	Adjustments	Combined

Revenue, net of sales discount	$-	$38,975,961	-	$38,975,961
Cost of revenue	-	20,703,600	-	20,703,600
Gross profit	-	18,272,361	-	18,272,361

Operating expense:
Selling and marketing	-	1,454,054	-	1,454,054
General and administrative	2,374	2,251,883	-	2,254,257
Total operating expenses	2,374	3,705,937	-	3,708,311

Income (loss) from operations	(2,374)	14,566,424	-	14,564,050

Other income (expenses):
Intrest income	-	43,649	-	43,649

Total other expenses	-	43,649	-	43,649

Income before provision for income taxes	(2,374)	14,610,073	-	14,607,699

Provision for income taxes	-	3,652,518	-	3,652,518

Net income	(2,374)	10,957,555	-	10,955,181

Other comprehensive income-
Foreign currency translation adjustments	-	4,043	-	4,043

Comprehensive income (loss)	$(2,374)	$10,961,598	$-	$10,959,224

Weighted average number of shares outstanding -
basic and diluted	998,275	7,000	17,493,000	18,498,275

Net (loss) income per common share - basic and diluted	$-	$1,565.94		$0.59

(1)	Includes the accounts of Wealth's wholly owned subsidiaries and its variable interest entity, Wealth Water, and Wealth Water's wholly owned and major owned subsidiaries.

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